EXHIBIT 10.03

GEE GROUP INC.

EXECUTIVE PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

This performance-based restricted stock agreement (the “Agreement”), is effective as of [DATE OF AGREEMENT], (the “Effective Date”) by and between GEE GROUP INC. an ILLINOIS corporation (the “Corporation”) and [NAME AND TITLE OF EXECUTIVE] (the “Executive”).

WITNESSETH THAT:

WHEREAS, the Corporation has awarded and issued to Executive, [NUMBER OF PERFORMANCE-BASED RESTRICTED SHARES AWARDED (###)] performance-based restricted shares (the “Shares”) of the common stock of the Corporation as of the Effective Date as a reward for prior service and as an incentive to remain with the Corporation and to work to increase the value of such stock;

WHEREAS the Shares are subject to the terms and conditions hereinafter provided;

NOW, THEREFORE, the Corporation and the Executive agree to enter into the Agreement, in consideration of the mutual covenants contained herein, as follows:

RECITALS

The recitals contained hereinabove are incorporated herein as a part of this Agreement.

1. Award. The Executive hereby is granted and has been issued the Shares as of the Effective Date, subject to all the terms and conditions of this Agreement, including but not limited to the provisions of Section 8 hereof.

2. Stock Certificate. The Executive hereby acknowledges that a stock certificate for the Shares (the “Certificate”) is hereby awarded to the Executive hereunder, bearing the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Performance-Based Restricted Stock Agreement entered into between the registered owner and GEE Group Inc. effective as of [DATE OF AGREEMENT]. Copies of such Agreement are on file in the offices of the Secretary, GEE Group Inc., 7751 Belfort Parkway, Suite 150, Jacksonville, Florida 32256.”

The Executive shall return the Certificate to the Corporation upon forfeiture of any Shares pursuant to this Agreement. Thereafter, the Corporation shall reissue a new Certificate for the number of Shares, if any, which were not forfeited.

3. Definitions. The following terms (whether used in the singular or plural) shall have the meanings indicated when used in the Agreement.

3.1	“Board” means the Board of Directors of the Corporation.

3.2	“Change in Control” for the purposes of this Agreement only shall mean at any time or from time to time:

(a) The acquisition or the threat of acquisition through an appropriate governmental filing or otherwise, directly or indirectly, however effected, by any person (as such term used in Section 13(d) of the Securities Exchange Act of 1934) of securities of the Corporation representing an aggregate of twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities prior to such acquisition transaction giving rise to such twenty percent (20%);

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(b) During any period of up to two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a Director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a Director) (i) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities and Exchange Act of 1934, as amended, or (ii) who was designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c) or (d) hereof) shall be deemed a Director as of the beginning of such period;

(c) The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition of more than twenty percent (20%) of the Corporation’s assets within a twelve (12) month period; or

(d) The occurrence of any other event or circumstance which is not covered by (a) through (c) above which the Board determines affects control of the Corporation and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

3.3	“Restriction Period” means a period of time beginning on the Effective Date of the grant of Shares and ending on the Vesting Date with respect to the grant.

3.4	“Executive” means the executive of the Company named as the grantee in the preamble of this Agreement.

3.5	“Performance Period” means a period of time beginning on the Effective Date and ending on the third anniversary Vesting Date.

3.6	“Vesting Date” with respect to any Shares awarded hereunder means the date when such Shares shall become vested as provided herein.

4. Rights of Executive with regard to Shares. The Shares shall be registered in the name of the Executive and delivered to the Executive as soon as practicable after the Effective Date of this Agreement; provided, however, that Executive shall have the right to register vested shares pursuant to “piggyback” registration rights and demand registration rights subject to underwriters’ discretion. The Shares shall be registered pursuant to securities laws of the United States, with all fees for such registration and issuance paid for by the Corporation. The Executive shall have all rights, powers and privileges of a holder of common stock including, but not limited to, the right to vote such Shares, to receive and retain all dividends of any kind or nature and such other distributions as the Board may in its sole discretion designate; provided, however, that such rights, powers and privileges with regard to the Shares are subject to the terms, conditions and restrictions provided in Section 5 of this Agreement. Upon vesting and the lapse of restrictions of the Shares in accordance with Section 6, the number of Shares to which such restrictions applied shall be vested in the Executive and the Corporation shall issue and deliver, as soon as practicable, a Certificate in the form of duly registered Shares under the securities laws of the United States, which shares represented by the Certificate shall be readily tradable by the Executive upon receipt of same and shall not contain the legend regarding the restrictions under this Agreement. Notwithstanding any other provisions of the Agreement, the obligations of the Corporation with respect to the Shares shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required.

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5. Terms, Conditions and Restrictions of Grant of Shares. The Shares, as issued, shall be subject to the following terms, conditions and restrictions:

5.1	The Executive may not sell, assign, transfer, exchange or dispose of the Shares during the Restriction Period without the written consent of the Corporation.

5.2	A breach of any restrictions, terms, or conditions provided in the Agreement with respect to any Shares shall cause a forfeiture of such Shares.

6. Vesting Date. Subject to the appropriate adjustments in accordance with Section 8 of this Agreement, and provided that the Executive remains continuously employed, the Shares shall vest on the third anniversary of the Effective Date (the “Vesting Date”), except with the additional performance conditions that during the Performance Period, a one-third pro rata portion of the Shares may be adjusted as of each of the three anniversary dates subsequent to the Effective Date based upon the Corporation’s performance for each respective fiscal year ended just prior to each such anniversary date and based on the performance metrics then in effect for each such fiscal year as set forth on Exhibit B attached hereto. Such vesting shall be subject to earlier vesting in whole or in part upon the occurrence of an event to accelerate vesting as provided in Section 7 herein below. Any such Shares that shall not have become vested shall be forfeited to the Corporation and the Executive shall not thereafter have any rights (including dividend and voting rights) with respect to such Shares that shall have been so forfeited.

7. Acceleration of Vesting Date. Notwithstanding any other provisions of this Agreement, in the event of the occurrence of any of the following events, all outstanding Shares shall unconditionally vest in full and the restrictions with regard to such Shares shall lapse without further action on the part of the Corporation or the Executive.

7.1

Executive: (i) is not appointed as an Executive for any reason (other than at Executive’s written request to not be nominated or appointed); (ii) does not continue as an Executive other than through the Executive’s voluntary written termination as an Executive; or (iii) is terminated as an Executive without “cause.” For purposes of this Agreement the term “cause” means a termination of the Executive arising out of conviction of the Executive of a capital felony crime by a court of competent jurisdiction.

7.2

Executive’s position, authorities or duties as [NAME AND TITLE OF EXECUTIVE] are changed in nature or scope, or diminished or reduced, Executive’s compensation or benefits are reduced, whether vested or not, Executive is relocated to a place that Executive deems unreasonable in light of Executive’s personal circumstances or any other action by or upon request of the Corporation in respect of Executive’s position, authority or responsibility occurs that Executive deems to be contrary to his employment with the Corporation or which he deems to be unacceptable. Determination of whether an event under 7.2 has occurred is within the sole discretion of the Executive unless such discretion is patently erroneous, except in the determination of relocation or other action that Executive deems to be contrary to his employment with the Corporation. In such cases, Executive’s discretion may not be deemed patently erroneous.

7.3	There is a “Change in Control” of the Corporation.

7.4

The death of the Executive, the disability of the Executive (as defined herein below), or the termination of Executive by the Corporation without cause. For purposes of this Agreement, the disability of Executive shall mean the inability of Executive to perform his customary and usual duties as [NAME AND TITLE OF EXECUTIVE] of the Corporation.

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7.5

Any event or action which gives rise to the inability of Executive to vote the Shares granted under this Agreement at any duly called meeting of the shareholder or other applicable corporate forum which requires a vote of the shareholders of the Corporation.

7.6	Any failure by the Corporation or its successors or assigns to pay duly declared and authorized dividends (cash or property) to the Executive with regard to the Shares.

8. Changes in Stock. In the event of any stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the common stock prior to the expiration of the Restriction Period with respect to the Shares, the Board shall make such adjustments in the character and number of shares subject to such Shares, as shall be equitable and appropriate, immediately after any such change, as nearly as may be practicable, equivalent to such grant, immediately prior to any such change. If any merger, consolidation or similar transaction affects the common stock subject to any unvested Shares, the Board or any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new grant for such Shares or to assume such grant in order to make such new or assumed grant, as nearly as may be practicable, equivalent to the old grant. If any such change or transaction shall occur, the number and kind of shares for which grants may thereafter be granted under the Agreement shall be adjusted to give effect thereto.

9. Non-alienation of Benefits. Except as specifically provided in Section 14, and subject to Section 5.1, no right or benefit under the Agreement shall be subject to alienation, sale, assignment or transfer and any attempt to alienate, sale assign or transfer shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

10. Termination and Amendment of Agreement. With the consent of the Executive, the Board may make an amendment which would accelerate the Vesting Dates with respect to the Shares. Without limiting the generality of the foregoing, the Board may, but solely with the Executive’s written consent, agree to cancel any grant of Shares under the Agreement and issue a new grant in substitution therefor, provided that the grant so substituted shall satisfy all of the requirements of the Agreement as of the date such new grant is made.

11. Non-exclusivity of Agreement. Neither the adoption of the Agreement by the Board for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of stock and cash awards otherwise than under the Agreement, and such arrangements may be either generally applicable or applicable only in specific cases.

12. Withholding Taxes. The Corporation’s obligation to deliver stock to the Executive upon the lapsing of restrictions and vesting of Shares may be subject to applicable federal, state and local tax withholding requirements.

13. Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

14. Beneficiaries. The Executive may designate any person(s) or legal entity(ies), including his estate, as his beneficiary under the Agreement. Such designation shall be made in writing on a form as provided in Exhibit A, attached hereto, and filed with the Secretary of the Corporation or his designee and may be revoked or changed by such Executive at any time by filing written notice of such revocation or change with the Secretary of the Corporation or his designee. If no person shall be designated by an Executive as his beneficiary or if no person designated as a beneficiary survives such Executive, the Executive’s beneficiary shall be his estate.

15. Employment. The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship that otherwise exists between the Corporation and the Executive. Moreover, this Agreement is not intended to and does not construe or amend the Employment Agreement between the Corporation and the Executive. In the event there is a conflict between this Agreement and the Employment Agreement, each of the Agreement and the Employment Agreement shall be construed independently.

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16. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

17. Waiver of Breach. Neither the waiver by either party of a breach or violation of any provision of this Agreement nor a party’s failure to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, shall operate as, or be construed to be, a waiver of any such breach or of any subsequent breach of the same or other provision hereof. No waiver shall be valid unless in writing and signed by each of the parties to this Agreement.

18. Attorney’s Fees. In the event any action or proceeding at law or in equity brought by either party to this Agreement to enforce any provision of this Agreement, the Corporation shall pay all legal costs and reasonable attorneys’ fees of the Executive incurred at all levels of judicial or quasi-judicial proceedings.

19. Negotiated Document. The Parties acknowledge and agree that this Agreement has been negotiated by each with the assistance of counsel, or an opportunity for counsel to assist and review the same, and no party hereto shall be considered the drafter of this Agreement so as to construe this Agreement against any such party in the event an ambiguity exists herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the day and year first above written.

GEE GROUP INC.

By:
[COMMITTEE CHAIR NAME]
Compensation Committee

By:
[SENIOR OFFICER NAME AND TITLE]

By:
[SENIOR OFFICER NAME AND TITLE]

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Exhibit A – Beneficiaries

Primary Beneficiary:

___________________________	___________________________

Name	Relationship

Contingent Beneficiaries1:

___________________________	___________________________	________

Name	Relationship	Percentage[2]

___________________________	___________________________	________

Name	Relationship	Percentage[2]

1 Add more lines if needed.

2 Must add to 100%.

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Exhibit B – Performance Criteria

Performance Conditions:

The Shares under this agreement, or portions thereof, shall become vested at the end of the third anniversary date (“Vesting Date”), based on whether and to what extent the Performance Conditions are met. Each of the three anniversary dates subsequent to the Effective Date will serve as a measurement date (collectively referred to as the Performance Period) for the Performance Conditions. The Performance Conditions shall be set based upon the Adjusted EBITDA and Revenue achieved for each of the completed fiscal years immediately prior to each anniversary date in relation to the financial targets set by the Compensation Committee and Board of Directors under the Annual Incentive Compensation program (“AICP”) for each fiscal year.

Using the first tranche in fiscal 20XX for illustrative purposes, the annual Adjusted EBITDA and Revenue financial targets for fiscal 2023, as defined in the AICP and approved by the Board of Directors are [$_________] and [$___________], respectively. Of the [NUMBER OF PERFORMANCE-BASED RESTRICTED SHARES AWARDED (###)] performance-based restricted shares awarded, one-third of the awards, or [_______] shares, will be measured at the first anniversary date ([_______ __, 20XY]) using fiscal year 20XY Performance Conditions based on the following table.

[TABLE INSERTED HERE]

ILLUSTRATION ONLY: Assuming actual FY 20XY Revenue of [$____________], and Adjusted EBITDA of [$___________] are achieved for fiscal 20XY, ______ restricted shares of the first [________] pro-rata tranche of the FY 20XX award would qualify for vesting on the third anniversary date (______ on account of Revenue and [______] on account of AEBITDA). The remaining [______] unvested restricted shares would become forfeited.

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